Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-188717, 333-195356, 333-208134, 333-214451, and 333-219843) of Tableau Software, Inc. of our report dated February 26, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
February 26, 2018